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                                                                Exhibit 10(xxx)

                            RETENTION BONUS AGREEMENT


     This Retention Bonus Agreement is entered into as of the 31st day of December, 1996, by and between James L. Gore ("Executive") and Coventry Corporation ("Employer"), a Delaware corporation with its principal place of business at 53 Century Boulevard, Suite 250, Nashville, TN 37214.

                              W I T N E S S E T H:

     WHEREAS, Employer has established a retention bonus program to provide additional incentives to certain key executive officers of Employer or its subsidiaries.

     WHEREAS, Employer has offered a retention bonus ("Retention Bonus") to Executive and Executive desires to participate in the program.

     WHEREAS, Employer and Executive desire to set forth in a written agreement the terms and conditions of payment of the Retention Bonus.

     NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT. Executive is engaged by Employer's subsidiary, Coventry HealthCare Management Corporation ("CHMC"), as its President and Chief Executive Officer. Executive hereby agrees to continue his employment, acting in good faith and to the best of his ability in the best interests of the Employer, CHMC and their subsidiaries, in accordance with the terms and conditions set forth in Executive's Employment Agreement between Executive and Southern Health Management Corporation (now known as Coventry HealthCare Management Corporation) dated as of December 1, 1994, and the terms and conditions set forth herein.

     2. EFFECTIVE DATE. This Agreement shall be effective on the date set forth above (the "Effective Date").

     3. TERM. Subject to the terms and conditions set forth herein, this Agreement shall terminate on January 31, 1999.

     4. RETENTION BONUS. Executive shall be entitled to receive a Retention Bonus in the amount of One Hundred Fifty Thousand Dollars ($150,000) to be paid in full on January 31, 1999 ("Payment Date") if Executive is and has been continuously employed with Employer or a subsidiary of Employer from the Effective Date to the Payment Date.



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     5. TERMINATION OF EMPLOYMENT. If the employment of Executive with Employer is terminated by Employer or by Executive for any reason prior to the Payment Date, this Agreement shall be and become null and void and Executive shall not be entitled to all or any portion of the Retention Bonus.

     6. EXECUTIVE ASSIGNMENT. No interest of Executive or his spouse or any other beneficiary under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

     7. BENEFITS UNFUNDED. All rights of Executive and his spouse or other beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Employer for payment of any amounts due hereunder. Neither Executive nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of Employer, and Executive and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of Employer.

     8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to his residence in the case of Executive, or to its principal office in the case of the Employer and the date of receipt shall be deemed the date which such notice has been provided.

     9. WAIVER OF BREACH. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

     10. ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. The Executive acknowledges that the services to be rendered by him are unique and personal, and Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

     11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes all other prior agreements and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Tennessee, without giving effect to the principles of conflicts of law thereof.


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     13. HEADINGS. The sections, subjects and headings of this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     15. SEVERABILITY. In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


                                          ------------------------------
                                          James L. Gore


                                          COVENTRY CORPORATION


                                    By:   _______________________________
                                          Allen F. Wise
                                          President and Chief Executive Officer






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